SUB-ITEM 77Q1: EXHIBITS.

EX-99.77Q1(a): COPIES OF ANY MATERIAL AMENDMENTS TO THE REGISTRANT'S CHARTER OR BY-LAWS

(a)(1) Amendment No. 22 to the Agreement and Declaration of Trust of the Trust dated May 8, 2009 is incorporated herein by reference to Exhibit (a)(23) in Registrant's Post-Effective Amendment No. 65 filed with the Commission on June 22, 2009. (Accession No. 0001193125-09-134909).

(a)(2) Amendment No. 23 to the Agreement and Declaration of Trust of the Trust dated August 28, 2009 is incorporated herein by reference to Exhibit (a)(24) in Registrant's Post-Effective Amendment No. 68 filed with the Commission on September 8, 2009. (Accession No. 0001193125-09-188660).